Exhibit 99.1

Guerrilla RF Announces Completion of $5.0 Million Private Placement Equity Financing and Related Transactions

Company completes private placement equity financing and debt conversion; total transaction value of $5.0 million

Company extends maturity of $12 million debt facility to January 2026

GREENSBORO, NC—April 1, 2024—Guerrilla RF, Inc. (“Guerrilla” or the “Company”)(OTCQX: GUER), a leading provider of state-of-the-art RF and microwave semiconductors, today announced that it completed a private placement equity financing, selling approximately 2.0 million shares of its common stock and accompanying warrants to purchase up to 2.0 million shares of its common stock. The aggregate offering price per share and accompanying warrant sold in the private placement to accredited investors was $2.50. The warrants have an exercise price of $2.50 per share and a term of five years. The private placement resulted in aggregate net proceeds of approximately $2.9 million to the Company, after deducting fees and expenses for the transaction and a $1.5 million reduction in outstanding debt as a result of debt converting into equity.

In connection with the capital raise, the Company’s primary lender has extended the maturity of its $12.0 debt facility from April 2024 to January 2026, allowing the Company to continue the execution of its strategic plan.

“We expect the funds from this capital raise should allow the Company to reach EBITDA break-even, and support our working capital needs and R&D initiatives, as we accelerate our growth through new market penetration and capitalize on our strong competitive position,” said Ryan Pratt, Founder and Chief Executive Officer of Guerrilla RF.

The Benchmark Company, LLC acted as the sole placement agent for the offering. The Kestrel Merchant Partners group at The Benchmark Company, LLC was responsible for sourcing and executing the offering. Brooks, Pierce, McLendon, Humphrey & Leonard, LLP served as legal counsel for the Company. Faegre, Drinker, Biddle & Reath, LLP served as legal counsel for The Benchmark Company, LLC.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the warrants and the underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance, state-of-the-art radio frequency (RF) and microwave semiconductors for wireless OEMs in multiple high-growth market segments, including network infrastructure for 5G/4G macro and small cell base stations, SATCOM, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest-growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. The Company has shipped over 200 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF recently made the top "Inc. 500" list for the second year in a row. For more information, please visit https://guerrilla-rf.com or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company’s filings with the SEC available at www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact

Sam Funchess, VP of Corporate Development

ir@guerrilla-rf.com

+1 336 510 7840